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                                                                    Exhibit 23.7


                      [LETTERHEAD OF COOPERS & LYBRAND]


CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this registration statement on Form F-1 (File No. 333------) of our report dated May 29, 1998, on our audits of the consolidated financial statements of Western Waste Services Inc. We also consent to the references to our firm under the Caption "Experts".


/s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants


Edmonton, Canada
April 30, 1999